Exhibit 99.1

FOR IMMEDIATE RELEASE
December 21, 2023

Contact:
Dylan Wolin

Vice President, Strategic & Corporate Development and Treasurer
+1-630-227-2017

dylan.wolin@aarcorp.com

AAR announces agreement to acquire Triumph Group’s Product Support business, a leading provider of MRO services to the global aviation aftermarket

●	Meaningfully scales AAR’s repair capabilities and is highly complementary to existing portfolio

●	Significantly accretive to margins and expands customer base and global footprint

●	Expected run-rate cost synergies of $10 million

●	Expected to be accretive to revenue growth and Adjusted EPS in the first full fiscal year

●	Strong combined free cash flow expected to enable deleveraging

Wood Dale, Illinois — AAR CORP. (NYSE: AIR), a leading provider of aviation services to commercial and government operators, MROs, and OEMs, has entered into a definitive agreement with Triumph Group (NYSE: TGI) to purchase Triumph Product Support for $725 million in cash. As part of the transaction, AAR expects to receive estimated tax benefits with a present value of approximately $80 million. Including the estimated tax benefits, the effective purchase price multiple is expected to be 11.7x FY2024 EBITDA and 9.9x including estimated run-rate synergies of $10 million.

Triumph Product Support is a leading global provider of specialized maintenance, repair, and overhaul capabilities for critical aircraft components in the commercial and defense markets. The company provides MRO services for structural components, engine and airframe accessories, interior refurbishment, and wheels and brakes. Additionally, Triumph Product Support designs proprietary designated engineering representative (DER) repairs and Parts Manufacturer Approval (PMA) parts.

Triumph Product Support services both the commercial and military aftermarkets across five primary locations with a highly skilled workforce of over 700 employees. The business is projected to generate approximately $280 million of revenue and $55 million of EBITDA, representing an EBITDA margin of 20%, in its fiscal year ending March 31, 2024.

“Today we are very excited to announce the execution of an agreement with Triumph to acquire its Product Support business. Triumph Product Support has built an excellent reputation for high quality and differentiated repair offerings. This highly strategic acquisition will deepen and broaden our customer relationships globally and expand our footprint. Furthermore, the addition of this high-margin business is expected to further increase our operating margin and is expected to be accretive to our earnings. We look forward to welcoming Product Support’s talented team to AAR,” said John M. Holmes Chairman, President and Chief Executive Officer of AAR CORP.

AAR’s acquisition of Triumph Product Support is supported by a fully committed bridge facility. AAR intends for permanent financing to include a mix of debt and equity to maintain a strong balance sheet to support future growth. AAR will target pro forma net leverage to be approximately 3.0x at closing, inclusive of a potential equity issuance subject to market conditions. After closing, we expect strong combined free cash flow to enable further deleveraging.

The transaction is expected to close in the first quarter of the 2024 calendar year, subject to customary closing conditions, including receipt of certain regulatory approvals.

For more information on the acquisition, review slides available here. For more information on AAR, visit aarcorp.com.

AAR will discuss the acquisition of Triumph Product Support on its earnings conference call to be held today at 3:45 p.m. Central time. The conference call may be accessed by registering at https://register.vevent.com/register/BIe408558c6b344fb2aca2a3d5d43d47f9. Once registered, participants will receive a dial-in number and a unique PIN that will allow them to access the call.

Advisors

BofA Securities is acting as lead financial advisor, Wells Fargo Securities, LLC is acting as financial advisor, and Latham & Watkins LLP is acting as legal counsel to AAR. Wells Fargo Securities, LLC and BofA Securities are providing AAR with committed bridge financing for the transaction.

About AAR

AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through four operating segments: Parts Supply, Repair & Engineering, Integrated Solutions, and Expeditionary Services. Additional information can be found at aarcorp.com.

About Triumph

TRIUMPH, headquartered in Radnor, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems and components. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about TRIUMPH can be found on the Company’s website at www.triumphgroup.com.

Forward-looking Statements

This press release contains certain statements relating to future business opportunities and conditions, as well as anticipated benefits of the proposed acquisition by AAR CORP. (the “Company”) of Triumph Group's Product Support business (the “Acquisition”) and expected contributions of the Triumph Group Product Support business to the Company’s future financial results. Such statements are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and reflect management’s expectations about future conditions. Forward-looking statements may also be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,’’ “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Factors that may cause actual results to differ materially from current expectations include, among others, risks associated with the Company’s ability to consummate the Acquisition and the timing of the Acquisition; the Company’s ability to successfully integrate the acquired business; the Company’s ability to realize the anticipated benefits and synergies of the Acquisition as rapidly or to the extent anticipated; risks related to the Company’s ability to obtain any contemplated financing on favorable terms or at all; the effect of the announcement of the Acquisition on the Company’s operating results and business generally; the amount of costs, fees and expenses related to the Acquisition; and other factors that could affect the Company’s business. These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. For a discussion of these and other risks and uncertainties, refer to “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described and the anticipated benefits of the Acquisition may not be realized. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

Non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP), including Triumph Product Support’s forecasted EBITDA and EBITDA margin for its fiscal year ending March 31, 2024. The Company is unable to provide a reconciliation between Triumph Product Support’s forecasted EBITDA and EBITDA margin to its net income metric without unreasonable effort due to the unavailability of reliable estimates for certain items.